Exhibit 99.1

NN, Inc.

6210 Ardrey Kell Road

Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. APPOINTS DR. SHIHAB KURAN TO BOARD OF DIRECTORS

Dr. Kuran Brings Significant Expertise in Smart Grid and Renewable Energy Trends to the Company’s Board

Charlotte, N.C., March 9, 2021 – NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today announced that Dr. Shihab Kuran has been named to its Board of Directors, effective March 8, 2021.

Dr. Kuran brings nearly three decades of global experience in a broad range of technical and executive roles within the energy industry, with specific focus on renewable energy and smart grid technology. Dr. Kuran is the founder of Power Edison, a company focused on providing innovative mobile energy storage solutions for the grid, and currently serves as President and CEO. He previously served as President of Strategic Development at NRG Energy, Inc., where he led developments of international renewable energy projects as well as the efforts for evolving NRG’s energy storage strategy at the national level. Dr. Kuran also brings significant experience in energy infrastructure, gained from his positions as President of SunEdison Advanced Solutions and as founder of Petra Solar, which pioneered “smart solar” to combine solar energy and smart grid technology.

“We are pleased to welcome Dr. Kuran to our Board and look forward to his contributions to our long-term success,” commented Jeri Harman, Chairman of NN’s Board of Directors. “With such a breadth of executive management and technical expertise surrounding the modernization of the electric grid to incorporate renewable energy resources and smart technologies, we are confident that Shihab will bring fresh insights and perspectives that will help drive NN toward reaching our future goals.”

Dr. Kuran currently serves on the Boards of Enerknol and New York Energy Week as well as the advisory boards of the Charles Edison Fund and the Edison Innovation Foundation. He brings significant experience in raising and deploying capital, including mergers and acquisitions expertise. Dr. Kuran has a Ph.D. in electrical engineering from the City University of New York, a Bachelor of Science in Electrical Engineering from the University of Jordan and he is an alumnus of Harvard Business School. He is a serial entrepreneur and inventor, publishing more than 40 papers on a variety of topics.

Warren Veltman, NN President and Chief Executive Officer, said, “We are excited for Shihab to join our Board, particularly with his extensive experience and leadership within the smart grid megatrend that we expect to serve as a catalyst to drive growth opportunities for our Power Solutions business.”

Dr. Shihab Kuran added, “I look forward to my role on NN’s Board, as this opportunity coincides with my personal vision to bring universal access to clean and sustainable sources of energy. I also see great opportunities to leverage the knowledge and network I’ve collected around the smart grid ecosystem to help navigate the evolution of our power systems, from the growth of electric vehicles to the migration toward distributed power and storage.”

Dr. Kuran will assume an open seat on the Board. The Board of Directors is now comprised of eight directors, seven of whom are independent, and maintains a search committee that will complete a process to fill one Director seat that will be open following the retirement of Mr. Steven Warshaw at the 2021 Annual Stockholders Meeting.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 32 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020, and, when filed, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA

Investor Relations Contact

jtryka@lambert.com

(616) 258-5766

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